                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 17 to the registration statement on Form N1-A ("Registration
Statement") of our report dated May 10, 2002, relating to the financial statements and financial highlights which appear in the March 31, 2002 Annual
Report to Shareholders of the Prime Money Market Fund, Premium Money Market Fund
and Diversified Bond Fund, which are incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial
Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
June 25, 2002